UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 14, 2006

ZAP
(Exact name of Registrant as specified in its charter)

California	001-32534	94-3210624
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

501 Fourth Street Santa Rosa, CA		95401
(Address of principal executive offices)		(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

On July 14, 2006, ZAP entered into an agreement (the “Agreement”) with Thomas Heidemann (“Heidemann”) and Smart Automobile LLC (“SA LLC”), providing that, in exchange for 1,000,000 shares of ZAP common stock and a warrant for the purchase of 1,000,000 shares of ZAP common stock at an exercise price of $1.75, ZAP shall receive SA LLC’s inventory of Smart Cars currently being converted by G&K Automotive, consisting of approximately 300 cars, along with all ownership, right, title and interest to all Department of Transportation rights (the “DOT Rights”) held by Heidemann and SA LLC. The DOT Rights include all test results from various crash and engineering tests performed or paid for by Heidemann and SA LLC, as well as physical ownership of all molds and tools used for Department of Transportation compliance, as well as interior foam and cross beam pieces. Of the 1,000,000 shares of ZAP common stock to be issued by ZAP as consideration for the above transaction, 700,000 shares are dependent upon the continued delivery of Smart Cars, to be paid at a rate of 50,000 shares per 100 Smart Cars delivered to ZAP. The Agreement replaces all prior agreements entered into between the parties relating to the conversion of Smart Cars for the United States market. In connection with the agreement, Heidemann returned the previously issued 7,500 shares of Series SA preferred stock, which shares became authorized but unissued shares of Series SA.

In addition, pursuant to the Agreement, ZAP has agreed to negotiate in good faith to acquire all of the assets of SA LLC and all rights and assets of Heidemann pertaining to the business of SA LLC and the Smart Car (the “Acquisition”). Specifically, ZAP intends to acquire the following assets and rights from Heidemann and SA LLC: (1) the right of ZAP to transact business directly with G&K Automotive; (2) all licenses, equipment, technology and distribution rights of SA LLC; and (3) the cooperation of Heidemann in the acquisition of Smart Cars and all press-related matters. Although the parties have not agreed on the consideration to be paid for the Acquisition, the parties have bound themselves to negotiate in good faith through July 30, 2006, at which time they will jointly engage a mediator to help in the negotiations. Should a mediator be unable to successfully resolve all outstanding matters pertaining to the Acquisition, the parties have agreed to hire an arbitrator to determine all outstanding issues.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 99.1 hereto, and is incorporated into this report by reference.

Section 3.  Securities and Trading Markets

Item 3.02.  Unregistered Sale of Equity Securities

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by reference, for further description of the Agreement and the terms of the issuance of the shares of common stock and warrants. The securities were issued pursuant to certain exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. The issuance of stock and warrants was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”)

for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors had access to information about the Company and their investment, the investors took the securities for investment and not resale, and ZAP took appropriate measures to restrict the transfer of the securities.

Section 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Agreement dated July 14, 2006 between ZAP, Thomas Heidemann and Smart Automobile LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Date: July 20, 2006	By: /s/ Steven M. Schneider
Steven M. Schneider
Chief Executive Officer

ZAP EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Agreement dated July 14, 2006 between ZAP, Thomas Heidemann and Smart Automobile LLC